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                                                                      EXHIBIT 24


                                                       FORM OF POWER OF ATTORNEY


                            SPECIAL POWER OF ATTORNEY

            The undersigned hereby appoints Glenn W. Anderson and Daniel J. Coots, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign, in his or her capacity as a director or officer of GAINSCO, INC., a Texas corporation ("GNAC"), and file with the Securities and Exchange Commission ("SEC") GNAC's Annual Report on Form 10-K for its fiscal year ended December 31, 2002 including any and all amendments and exhibits to said filing, with full power and authority to do and perform any and all acts and things whatever that they or he may deem requisite or desirable in their or his sole discretion in the premises as fully and to all intents and purposes as the undersigned might or could do in person, and to file copies of this power of attorney with the SEC or any such agency or body. The power and authority hereby granted shall continue until revoked by a written instrument of revocation delivered to the President of GNAC.

            Witness my hand this 28th day of March, 2003.




                                            By: /s/ DANIEL J. COOTS
                                               -------------------------
                                               Daniel J. Coots
                                               Chief Financial Officer